UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2013

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	1-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 16, 2013, the Company held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	W.R. Collier was elected as Class II director to serve on the Board of Directors of the Company until the Company’s 2015 Annual Meeting of Shareholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Leah Henderson, Ned S. Holmes and David Zalman were elected as Class III directors to serve on the Board until the Company’s 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes
W.R. Collier	41,507,191	3,713,500	4,961,574
Leah Henderson	43,389,275	1,831,416	4,961,574
Ned S. Holmes	42,863,980	2,356,710	4,961,574
David Zalman	42,812,911	2,407,779	4,961,574

The following Class I and Class II directors continued in office after the Annual Meeting: James A. Bouligny, William H. Fagan, M.D., Perry Mueller, Jr. D.D.S., Harrison Stafford II, Robert Steelhammer and H.E. Timanus, Jr.

2.	The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,524,804	576,275	81,185	0

3.	The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,356,225	2,559,214	305,251	4,961,574

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: April 18, 2013	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel

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